UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2005

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 21, 2005, the Company announced that director John W. Marriott III would leave his position as the Company's executive vice president - lodging in January 2006 and had accepted the position of Vice Chairman of the Company's Board of Directors. On November 3, 2005, the Board of Directors approved the annual compensation of the non-employee Vice Chairman of the Board to be 125 percent of the annual cash retainer (disregarding committee Chair retainers), attendance fees and annual stock award of the non-employee directors. As Vice Chairman, Mr. Marriott will become entitled to such compensation after he is no longer an officer of the Company. A summary of the terms of the Company's director compensation, reflecting the foregoing amendment and other, immaterial changes approved earlier in the year, is set forth in Exhibit 10 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.         The following exhibit is filed with this report:

        10        Summary of Marriott International, Inc. Director Compensation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: December 27, 2005	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-10.	Summary of Marriott International, Inc. Director Compensation.